Lithia Motors Reports Adjusted EPS of $1.03 for the First Quarter of 2014, an Increase of 23% Over the Prior Year

Lithia Increases Quarterly Dividend 23% to $0.16 per Share

MEDFORD, OR -- (Marketwired - April 24, 2014) - Lithia Motors, Inc. (NYSE: LAD) reported the highest first quarter adjusted net income in Company history and increased adjusted net income from continuing operations 24% for the first quarter 2014 over the prior year period.

2014 first quarter adjusted net income from continuing operations was $27.1 million, or $1.03 per diluted share. This compares to 2013 first quarter net income from continuing operations of $21.9 million, or $0.84 per diluted share.

Unadjusted net income from continuing operations for the first quarter of 2014 was $24.7 million, or $0.94 per diluted share, compared to $21.9 million or $0.84 per diluted share for the first quarter of 2013. As shown in the attached non-GAAP reconciliation tables, the 2014 first quarter adjusted income from continuing operations excluded non-core charges of $0.09 per share related to an adjustment to a reserve associated with a lawsuit filed in 2006 and settled in 2013, a loss reserve for a hailstorm in Texas and a reserve for a contract assumed in an acquistion.

First quarter 2014 revenue from continuing operations increased $175 million, or 19%, to $1.1 billion from $903 million for the first quarter of 2013.

First Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 12%
  New vehicle same store sales increased 10%
  Used vehicle retail same store sales increased 19%
  Service, body and parts same store sales increased 9%
  Same store F&I per unit increased $84 to $1,200
  Adjusted SG&A expense as a percentage of gross profit decreased 60 basis points to 68.5%

"We grew same store sales in all four business lines in the first quarter," said Bryan DeBoer, President and CEO. "Notably, we saw a 9% increase in service, body and parts sales driven by an 8% improvement in customer pay work and a 17% increase in warranty activity. March was a solid month for national new car sales with a SAAR of 16.3 million, the highest level since November 2007. March was also the best month in our Company's history in both revenue and pre-tax profit. Our store leaders increased same store used unit volume 12% in the quarter as we continue our objective to sell 75 used units per store per month. We believe opportunities remain for continued improvement and are optimistic for 2014."

Chris Holzshu, SVP and CFO, said, "Our same store F&I per unit was $1,200. While this is an improvement over 2013, we believe opportunity remains, as we continue to emphasize training and adjust pricing on certain products. Our adjusted SG&A as a percentage of gross profit improved by 60 basis points to 68.5% for the first quarter of 2014. Our incremental throughput, or the percentage of incremental gross profit remaining after deducting incremental SG&A expense, was 40.8% on a same store basis in the first quarter of 2014. We continue to target incremental throughput of 50% on a same store basis and believe this remains achievable on a full year basis."

Corporate Development
In January 2014, we acquired Island Honda in Kahului, Hawaii and, in February 2014, we acquired Stockton Volkswagen in Stockton, California, with estimated total annual revenues of $50 million. In March 2014, we acquired Honolulu GMC Buick Cadillac and Honolulu Volkswagen in Honolulu, Hawaii, with estimated total annual revenues of $75 million.

In April 2014, we acquired Access Ford Lincoln in Corpus Christi, Texas and opened Lithia Chrysler Jeep Dodge Ram of Wasilla in Wasilla, Alaska with $105 million in estimated total annual revenues.

Bryan DeBoer, President and CEO, stated, "We've purchased eight stores and opened one location since October 2013, with total estimated annual revenues of $380 million. This represents an increase of 9% over our full year 2013 total revenues. With our most recent activity we now operate 100 stores in 12 states.'"

Balance Sheet Update
We ended the first quarter with $22 million in cash and $133 million in available credit on our credit facilities. Additionally, approximately $193 million of our operating real estate is currently unfinanced, which could provide an estimated additional $145 million in available liquidity, for total potential liquidity of $300 million.

Dividend Payment
Lithia announced that the Board of Directors has approved a dividend of $0.16 per share related to first quarter 2014 financial results, an increase of $0.03 from the dividend paid related to fourth quarter 2013 results. Lithia will pay the dividend May 23, 2014 to shareholders of record on May 9, 2014.

Outlook for 2014
We project 2014 second quarter earnings of $1.18 to $1.20 per diluted share and full-year 2014 earnings of $4.57 to $4.65 per diluted share. These projections are based on the following annual assumptions about 2014 performance:

  Total revenues of $4.6 to $4.7 billion
  New vehicle same store sales increasing 8.0%
  New vehicle gross margin of 6.5% to 6.7%
  Used vehicle same store sales increasing 9.5%
  Used vehicle gross margin of 13.3% to 13.5%
  Service body and parts same store sales increasing 7.5%
  Service body and parts gross margin of 48.4% to 48.6%
  Finance and insurance gross profit of $1,175 per unit
  Tax rate of 39.5%
  Average diluted shares outstanding of 26.2 million
  Capital expenditures of $92 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter conference call may be accessed at 11:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is the eighth largest automotive retailer in the United States. Lithia sells 28 brands of new vehicles and all brands of used vehicles at 100 stores in 12 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Expected operating results, such as improved store performance, maintaining incremental throughput above 50%, strategy for customer retention, growth and financial results and all projections set forth under the heading "Outlook for 2014"; and
  Anticipated availability of liquidity from our unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2013 and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                               Three months ended                     %
                                    March 31,         Increase    Increase
                             ----------------------
                                2014        2013     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Revenues:
New vehicle retail           $  579,522  $  493,441  $   86,081        17.4%
Used vehicle retail             301,893     239,228      62,665        26.2
Used vehicle wholesale           42,693      39,506       3,187         8.1
Finance and insurance            39,631      31,663       7,968        25.2
Service, body and parts         104,617      90,440      14,177        15.7
Fleet and other                   9,750       8,802         948        10.8
                             ----------  ----------  ----------  ----------
  Total revenues              1,078,106     903,080     175,026        19.4
Cost of sales:
New vehicle retail              540,498     458,794      81,704        17.8
Used vehicle retail             261,097     204,255      56,842        27.8
Used vehicle wholesale           41,362      38,532       2,830         7.3
Service, body and parts          53,785      46,661       7,124        15.3
Fleet and other                   9,303       8,400         903        10.8
                             ----------  ----------  ----------  ----------
  Total cost of sales           906,045     756,642     149,403        19.7
                             ----------  ----------  ----------  ----------
Gross profit                    172,061     146,438      25,623        17.5
SG&A expense                    121,829     101,131      20,698        20.5
Depreciation and
 amortization                     5,507       4,721         786        16.6
                             ----------  ----------  ----------  ----------
Income from operations           44,725      40,586       4,139        10.2
Floor plan interest expense      (2,984)     (3,449)       (465)      (13.5)
Other interest expense           (1,974)     (2,361)       (387)      (16.4)
Other income, net                   937         801         136        17.0
                             ----------  ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                           40,704      35,577       5,127        14.4
Income tax expense              (16,010)    (13,695)      2,315        16.9
Income tax rate                    39.3%       38.5%
                             ----------  ----------  ----------  ----------
Income from continuing
 operations                  $   24,694  $   21,882  $    2,812        12.9%
Income from discontinued
 operations, net of tax              40         173        (133)      (76.9)
                             ----------  ----------  ----------  ----------
Net income                   $   24,734  $   22,055  $    2,679        12.1%

Diluted net income per
 share:
Continuing operations        $     0.94  $     0.84  $     0.10        11.9%
Discontinued operations               -        0.01       (0.01)     (100.0)
                             ----------  ----------  ----------  ----------
Net income per share         $     0.94  $     0.85  $     0.09        10.6%
                             ==========  ==========  ==========  ==========

Diluted shares outstanding       26,320      26,054         266         1.0%

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Three months ended                      %
                                   March 31,          Increase    Increase
                            ----------------------
                               2014        2013      (Decrease)  (Decrease)
                            ----------  ----------  -----------  ----------
Gross margin
New vehicle retail                 6.7%        7.0%    (30) bps
Used vehicle retail               13.5        14.6    (110) bps
Used vehicle wholesale             3.1         2.5       60 bps
Finance and insurance            100.0       100.0        - bps
Service, body and parts           48.6        48.4       20 bps
Fleet and Other                    4.6         4.6        - bps
Gross profit margin               16.0        16.2     (20) bps

Unit sales
New vehicle retail              17,274      14,720        2,554        17.4%
Used vehicle retail             16,316      13,661        2,655        19.4
Total retail units sold         33,590      28,381        5,209        18.4
Used vehicle wholesale           5,853       5,324          529         9.9

Average selling price
New vehicle retail          $   33,549  $   33,522  $        27         0.1%
Used vehicle retail             18,503      17,512          991         5.7
Used vehicle wholesale           7,294       7,420         (126)       (1.7)

Average gross profit per
 unit
New vehicle retail          $    2,259  $    2,354  $       (95)      (4.0)%
Used vehicle retail              2,500       2,560          (60)       (2.3)
Used vehicle wholesale             227         183           44        24.0
Finance and insurance            1,180       1,116           64         5.7
Total vehicle(1)                 3,596       3,603           (7)       (0.2)

Revenue mix
New vehicle retail                53.8%       54.6%
Used vehicle retail               28.0        26.5
Used vehicle wholesale             4.0         4.4
Finance and insurance, net         3.7         3.5
Service, body and parts            9.7        10.0
Fleet and other                    0.8         1.0

                                   Adjusted               As reported
                            ----------------------  -----------------------
                              Three months ended       Three months ended
                                   March 31,               March 31,
                            ----------------------  -----------------------
Other metrics                  2014        2013         2014        2013
                            ----------  ----------  -----------  ----------
SG&A as a % of revenue            10.9%       11.2%        11.3%       11.2%
SG&A as a % of gross profit       68.5        69.1         70.8        69.1
Operating profit as a % of
 revenue                           4.5         4.5          4.1         4.5
Operating profit as a % of
 gross profit                     28.3        27.7         26.0        27.7
Pretax margin                      4.1         3.9          3.8         3.9
Net profit margin                  2.5         2.4          2.3         2.4

 (1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Three months ended                      %
                                   March 31,          Increase    Increase
                            ----------------------
                               2014        2013      (Decrease)  (Decrease)
                            ----------  ----------  -----------  ----------
Revenues
New vehicle retail          $  542,975  $  493,441  $    49,534        10.0%
Used vehicle retail            285,204     239,228       45,976        19.2
Used vehicle wholesale          41,122      39,481        1,641         4.2
Finance and insurance           37,430      31,670        5,760        18.2
Service, body and parts         98,929      90,443        8,486         9.4
Fleet and other                  9,751       8,802          949        10.8
                            ----------  ----------  -----------
Total revenues              $1,015,411  $  903,065  $   112,346        12.4

Gross profit
New vehicle retail          $   36,693  $   34,647  $     2,046         5.9%
Used vehicle retail             38,809      34,966        3,843        11.0
Used vehicle wholesale           1,313       1,032          281        27.2
Finance and insurance           37,430      31,670        5,760        18.2
Service, body and parts         47,918      43,825        4,093         9.3
Fleet and other                    449         403           46        11.4
                            ----------  ----------  -----------
Total gross profit          $  162,612  $  146,543  $    16,069        11.0

Gross margin
New vehicle retail                 6.8%        7.0%    (20) bps
Used vehicle retail               13.6        14.6    (100) bps
Used vehicle wholesale             3.2         2.6       60 bps
Finance and insurance            100.0       100.0        - bps
Service, body and parts           48.4        48.5     (10) bps
Fleet and Other                    4.6         4.6        - bps
Gross profit margin               16.0        16.2     (20) bps

Unit sales
New vehicle retail              15,944      14,720        1,224         8.3%
Used vehicle retail             15,255      13,661        1,594        11.7
Total retail units sold         31,199      28,381        2,818         9.9
Used vehicle wholesale           5,551       5,323          228         4.3

Average selling price
New vehicle retail          $   34,055  $   33,522  $       533         1.6%
Used vehicle retail             18,696      17,512        1,184         6.8
Used vehicle wholesale           7,408       7,417           (9)       (0.1)

Average gross profit per
 unit
New vehicle retail          $    2,301  $    2,354  $       (53)      (2.3)%
Used vehicle retail              2,544       2,560          (16)       (0.6)
Used vehicle wholesale             237         194           43        22.2
Finance and insurance            1,200       1,116           84         7.5
Total vehicle(1)                 3,662       3,605           57         1.6

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                       As of
                                        March 31,  December 31,   March 31,
                                      ------------ ------------ ------------
                                          2014         2013         2013
                                      ------------ ------------ ------------
Days Supply(1)
New vehicle inventory                           69           74           71
Used vehicle inventory                          46           63           46

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                    Requirement        As of March 31, 2014
                            -------------------------- --------------------
Current ratio                  Not less than 1.20 to 1            1.37 to 1
Fixed charge coverage ratio    Not less than 1.20 to 1            4.09 to 1
Leverage ratio                 Not more than 5.00 to 1            1.39 to 1
Funded debt restriction     Not more than $375 million       $168.8 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                     Three months ended
                                                          March 31,
                                                 --------------------------
                                                     2014          2013
                                                 ------------  ------------
New vehicle unit sales brand mix
Chrysler                                                 29.5%         31.3%
General Motors                                           14.0          15.9
Toyota                                                   13.7          14.9
Subaru                                                    9.8           7.7
Honda, Acura                                              7.8           6.8
BMW, MINI                                                 6.0           6.3
Ford                                                      5.9           5.9
Nissan                                                    3.8           2.7
Hyundai                                                   3.0           2.9
Mercedes                                                  2.3           2.2
Volkswagen, Audi                                          2.3           1.8
Kia                                                       0.9           0.6
Mazda                                                     0.4           0.5
Other                                                     0.6           0.5

                                                     Three months ended
                                                          March 31,
                                                 --------------------------
                                                     2014          2013
                                                 ------------  ------------
Revenue geographic mix
Texas                                                    23.9%         25.7%
Oregon                                                   22.2          20.8
California                                               13.3          10.7
Montana                                                   8.3           9.0
Washington                                                7.3           8.2
Alaska                                                    6.7           7.1
Nevada                                                    4.8           4.7
Idaho                                                     4.7           5.2
Iowa                                                      4.3           4.5
North Dakota                                              2.2           2.4
New Mexico                                                1.6           1.7
Hawaii                                                    0.7           0.0

                                                    As of April 24, 2014
                                                 --------------------------
Current store count mix                           # of stores   % of total
                                                 ------------  ------------
Chrysler                                                   24          24.0%
General Motors                                             14          14.0
Honda, Acura                                               11          11.0
Toyota                                                     10          10.0
BMW, MINI                                                   9           9.0
Ford                                                        6           6.0
Subaru                                                      5           5.0
Hyundai                                                     5           5.0
Volkswagen, Audi                                            5           5.0
Nissan                                                      4           4.0
Mercedes                                                    4           4.0
Other                                                       3           3.0

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                                 March 31,     December 31,
                                                    2014           2013
                                               -------------  -------------
Cash and cash equivalents                      $      22,340  $      23,686
Trade receivables, net                               182,777        170,519
Inventories, net                                     935,850        859,019
Deferred income taxes                                  1,316          1,548
Other current assets                                  12,564         15,251
Assets held for sale                                  12,703         11,526
                                               -------------  -------------
Total current assets                           $   1,167,550  $   1,081,549

Property and equipment, net                          493,171        481,212
Goodwill                                              56,787         49,511
Franchise value                                       73,502         71,199
Deferred income taxes                                 14,374         10,256
Other non-current assets                              38,892         31,394
                                               -------------  -------------
Total assets                                   $   1,844,276  $   1,725,121
                                               =============  =============

Floor plan notes payable                       $      19,978  $      18,789
Floor plan notes payable: non trade                  744,786        695,066
Current maturities of long-term debt                   7,340          7,083
Trade payables                                        54,052         51,159
Accrued liabilities                                  107,130         94,143
Liabilities related to assets held for sale            7,142          6,271
                                               -------------  -------------
Total current liabilities                      $     940,428  $     872,511

Long-term debt                                       269,760        245,471
Deferred revenue                                      46,238         44,005
Other long-term liabilities                           31,013         28,412
                                               -------------  -------------
Total liabilities                              $   1,287,439  $   1,190,399
                                               -------------  -------------

Class A common stock                                 267,071        268,255
Class B common stock                                     319            319
Additional paid-in capital                            24,392         22,598
Accumulated other comprehensive loss                  (1,389)        (1,538)
Retained earnings                                    266,444        245,088
                                               -------------  -------------
Total liabilities & stockholders' equity       $   1,844,276  $   1,725,121
                                               =============  =============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                    Three months ended
                                                         March 31,
                                               ----------------------------
                                                    2014           2013
                                               -------------  -------------
Net income                                     $      24,734  $      22,055

Adjustments to reconcile net income to net
 cash provided by (used in) operating
 activities:
Depreciation and amortization                          5,507          4,721
Stock-based compensation                               1,538          1,140
Loss (gain) on disposal of assets                         20            (19)
Deferred income taxes                                  1,866           (206)
Excess tax benefit from share-based payment
 arrangements                                         (5,846)        (2,937)
(Increase) decrease:
  Trade receivables, net                             (12,259)          (960)
  Inventories                                        (56,748)         7,890
  Other current assets                                 1,660          5,757
  Other non-current assets                            (3,950)          (424)
Increase (decrease):
  Floor plan notes payable, net                        1,675          2,257
  Trade payables                                       1,774           (410)
  Accrued liabilities                                 12,521          6,188
  Other long-term liabilities and deferred
   revenue                                             5,121          4,705
                                               -------------  -------------
Net cash provided by (used in) operating
 activities                                    $     (22,387) $      49,757
                                               =============  =============

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Three months ended
                                                          March 31,
                                                ----------------------------
Net cash provided by (used in) operating
 activities                                          2014           2013
                                                -------------  -------------
As reported                                     $     (22,387) $      49,757
  Floor plan notes payable, non-trade, net             51,783            953
                                                -------------  -------------
Adjusted                                        $      29,396  $      50,710
                                                =============  =============

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                       Three Months Ended March 31, 2014
                                   ----------------------------------------
                                                    Reserve
                                    As reported   adjustments    Adjusted
                                   ------------  ------------  ------------
Selling, general and
 administrative                         121,829        (3,931)      117,898

Income from operations                   44,725         3,931        48,656

Income from continuing operations
 before income taxes               $     40,704  $      3,931  $     44,635
Income tax expense                      (16,010)       (1,546)      (17,556)
                                   ------------  ------------  ------------
Net income from continuing
 operations                        $     24,694  $      2,385  $     27,079
                                   ============  ============  ============

Diluted earnings per share from
 continuing operations             $       0.94  $       0.09  $       1.03
Diluted share count                      26,320

Contact:
John North
VP Finance and Controller
(541) 618-5748